UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

February 3, 2021

Date of Report (Date of earliest event reported)

Equillium, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38692	82-1554746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2223 Avenida de la Playa, Suite 105 La Jolla, CA		92037
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 412-5302

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	EQ	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 3, 2021, Equillium, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with two leading life sciences investors managed by Decheng Capital (the “Purchasers”), relating to the issuance and sale (the “Offering”) of 4,285,710 units (the “Units”), with each Unit consisting of one share of the Company’s common stock, par value $0.0001 per share (“Common Stock”) and a warrant to purchase 0.3 of a share of Common Stock (the “Warrants” and together with the Common Stock, the “Securities”).

The Warrants are exercisable immediately upon issuance at an initial exercise price of $14.00 per share and are exercisable on a cashless basis.  The Warrants expire on the earlier of (i) the fifth anniversary of issuance or (ii) the 15th calendar date following the date on which the Company closes upon an equity financing that results in not less than $25 million of gross proceeds to the Company at a price per share of Common Stock equal to or greater than $25.00, at which time, all remaining warrants will automatically exercise on a cashless basis. The shares of Common Stock and Warrants will be issued separately.

The offering price is $7.00 per Unit. The Company expects to issue an aggregate of 4,285,710 shares of Common Stock and Warrants to purchase 1,285,713 shares of Common Stock for aggregate gross proceeds to the Company from this Offering of approximately $30.0 million, excluding any proceeds the Company may receive upon exercise of the Warrants. No underwriter or placement agent participated in the Offering.

The exercise price and the number of shares of Common Stock purchasable upon the exercise of the Warrants are subject to adjustment upon the occurrence of specific events, including stock dividends, stock splits, reclassifications and combinations of the Company’s Common Stock.

Pursuant to the terms of the Purchase Agreement, the Company agreed to appoint Dr. Yu (Katherine) Xu, Ph.D. to the Company’s board of directors (the “Board”) as a nominee of Decheng Capital Global Life Sciences Fund IV, L.P.

The Offering is being made pursuant to an effective registration statement on Form S-3 (Registration Statement No. 333-234683) (the “Registration Statement”), which was originally filed with the Securities and Exchange Commission (“SEC”) on November 13, 2019 and declared effective by the SEC on November 25, 2019, the base prospectus contained within the Registration Statement, and a prospectus supplement dated February 3, 2021 that was filed with the SEC.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Purchasers. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement and as of a specific date, were solely for the benefit of the parties to the Purchase Agreement, and may be subject to limitations agreed upon by the contracting parties.

The foregoing descriptions of the Purchase Agreement and Warrant do not purport to be complete and are qualified in their entirety by reference to the full Purchase Agreement and the form of Warrant, copies of which are attached hereto as Exhibit 10.1 and Exhibit 4.1, respectively, and are incorporated herein by reference. A copy of the opinion of Sichenzia Ross Ference LLP relating to the legality of the issuance and sale of the shares of Common Stock and Warrants is attached as Exhibit 5.1 hereto.

This Current Report on Form 8-K does not constitute an offer to sell the Securities or a solicitation of an offer to buy the Securities, nor shall there be any sale of the Securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 4, 2021, the Board increased the number of directors to eight and appointed Dr. Yu (Katherine) Xu, Ph.D., as a class II director of the Company, effective immediately.  Dr. Xu was appointed by Decheng Capital Global Life Sciences Fund IV, L.P. pursuant to the terms of the Purchase Agreement.  Dr. Xu does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or executive officer.

Dr. Xu is a partner at Decheng Capital and has been with the firm since May 2019. Prior to joining Decheng Capital, Dr. Xu was Partner, Senior Biotechnology Analyst, Co-Group Head of the Biopharmaceutical Equity Research team at William Blair & Company based in New York between 2011 and April 2019. Prior to joining William Blair, Dr. Xu was Senior Vice President and Senior Biotechnology Analyst at Wedbush Securities, Vice President and Senior Biotechnology Analyst at Credit Suisse, and Senior Biotechnology Analyst at Pacific Growth Equities. Dr. Xu was recognized by the Financial Times/StarMine “World’s Top Analysts” listing, ranking No. 7 overall for stock-picking in the United States for 2010, and No. 2 for stock-picking in biotechnology for 2011. She received the No. 2 ranking in the Wall Street Journal's “Best on the Street” listing for biotechnology for 2011 as well. Before her move to equity research, Dr. Xu was Vice President of Investment Banking at Petkevich & Partners, a boutique investment banking firm in San Francisco focused on the life sciences industry, where she advised companies on a variety of engagements including mergers and acquisitions, workouts, spinouts, and private placements.

Dr. Xu holds a Ph.D. in developmental biology and a Ph.D. minor in engineering-economic systems and operations research from Stanford University Schools of Medicine and Engineering, respectively. She attended Peking University in Beijing before transferring to Kalamazoo College in Michigan in her junior year, where she gained her B.A. with honors.

Dr. Xu serves on the board of directors for The 1990 Institute and The Overseas Young Chinese Forum, two China-related non-profit organizations.

Dr. Xu will hold office until the annual meeting of shareholders at which Class II directors are appointed and until her successor shall have been elected and qualified or until her earlier death, resignation or removal. The Board has determined that Dr. Xu satisfies the definition of “independent” director, including, without limitation, the applicable requirements of the Nasdaq Listing Rules and the Securities Exchange Act of 1934, as amended. The committee or committees of the Board to which Dr. Xu will be appointed has not been determined.

Item 8.01	Other Information.

On February 4, 2021, the Company issued a press release announcing the Offering. A copy of this press release is filed as Exhibit 99.1 hereto, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1	Form of Warrant

5.1	Opinion of Sichenzia Ross Ference LLP

10.1	Purchase Agreement between the Company and the Purchasers, dated February 3, 2021

23.1	Consent of Sichenzia Ross Ference LLP (included in Exhibit 5.1)

99.1	Press release dated February 4, 2021 announcing the Offering

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Equillium, Inc.

Dated: February 4, 2021	By:	/s/ Bruce D. Steel
Bruce D. Steel
President and Chief Executive Officer